UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 14, 2018

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code         (585) 678-7100

                                     Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                             ☐

Item 1.01             Entry into a Material Definitive Agreement.

Additional Investment in Canopy Growth Common Shares

Common Share Subscription Agreement

Greenstar Canada Investment Limited Partnership, a limited partnership existing under the Laws of the Province of British Columbia (“Greenstar”) and indirect wholly-owned subsidiary of Constellation Brands, Inc., a Delaware corporation (“Constellation”), currently owns 18,876,901 common shares of, representing approximately an 8.5% interest in, Canopy Growth Corporation (“Canopy”), a corporation existing under the federal laws of Canada. Greenstar also holds warrants to purchase an additional 18,876,901 common shares, representing approximately an 8.5% of Canopy common shares, of which 50% has vested and the remaining 50% will vest on February 1, 2019 (the “Greenstar Warrants”).

On August 14, 2018, CBG Holdings LLC, a Delaware limited liability company (“CBG”) and indirect wholly-owned subsidiary of Constellation, and Canopy entered into a Subscription Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Canopy will sell, and CBG will purchase, 104,500,000 common shares (the “Purchased Interest”) plus warrants to purchase an additional 139,745,453 common shares of Canopy (the “CBG Warrants” and, together with the Greenstar Warrants, the “Warrants”), of which 88,472,861 (the “Tranche A Warrants”) are immediately exercisable and 51,272,592 (the “Tranche B Warrants”) are exercisable upon the exercise, in full, of the Tranche A Warrants. The CBG Warrants expire three years after issuance. As a result of the purchase of the Purchased Interest by CBG (the “Transaction”), Constellation, on a consolidated basis, would own approximately 38% of the outstanding Canopy common shares. The purchase price for the Purchased Interest is C$5.1 billion, to be paid on the date of the closing of the Transaction (the “Closing Date”). Upon exercise of the Warrants, Constellation, on a consolidated basis, would own approximately 55% of the outstanding Canopy common shares on a fully diluted basis.

The Purchase Agreement contains customary representations and warranties from both Canopy and CBG and each have agreed to customary covenants, including, among others, covenants on the part of Canopy relating to: (i) the conduct of Canopy’s business during the interim period between the execution of the Purchase Agreement and the completion of the Transaction; (ii) Canopy’s obligation to give notice of an amended notice of meeting for its annual general meeting of shareholders, setting the date for such meeting at September 26, 2018, preserving the existing record date and amending the meeting to be a special meeting to consider the Transaction and CBG nominees to the Canopy Board of Directors (the “Canopy Board”); and (iii) subject to certain exceptions, the recommendation by the Canopy Board that Canopy shareholders approve the Transaction and CBG nominees to the Canopy Board. Canopy has also agreed: (x) not to solicit any alternative acquisition proposals; (y) subject to certain exceptions, not to enter into any discussions with respect to, or enter into any agreement concerning, or provide confidential information in connection with, any alternative acquisition proposals; or (z) subject to certain exceptions, that the Canopy Board will not withdraw, modify or qualify in any manner its recommendation that Canopy shareholders approve the Transaction and CBG nominees to the Canopy Board.

CBG has agreed that until the earlier of: (i) the termination of the Purchase Agreement; (ii) the Closing Date; and (iii) April 1, 2019, it will not, and will cause its Affiliates (as defined in the Purchase Agreement) not to, directly or indirectly, whether individually or by acting jointly or in concert with any other person (including by providing financing or other support or assistance to any other person), without the express written consent of the Canopy Board or except in accordance with the terms of the Purchase Agreement or the Investor Rights Agreement acquire additional securities of Canopy or engage in various transactions set forth in the Purchase Agreement, including mergers, take-over bids, proxy solicitations or otherwise attempt to control or to influence the management or board of directors of Canopy.

The closing of the Transaction is subject to certain customary closing conditions including approval of the Canopy shareholders, applicable stock exchange approval, receipt of regulatory approvals pursuant to the Investment Canada Act and Competition Act (Canada), if required, and receipt of any required third-party consents. The Purchase Agreement contains certain customary termination rights for CBG and Canopy, as the case may be, applicable upon certain events, including: (i) the failure to complete the Transaction by April 1, 2019, or such later date agreed on by the parties; (ii) by CBG if the Canopy Board withdraws, qualifies or modifies of its recommendation that Canopy shareholders approve the Transaction and CBG nominees or adopts, approves, recommends, endorses or otherwise declares advisable the adoption of any alternative acquisition proposal; or (iii) by Canopy if prior to obtaining the shareholder approval, its Board authorizes Canopy to enter into a proposed agreement for an alternative acquisition proposal provided that Canopy is then in compliance with its covenant not to solicit alternative acquisition proposals and that prior to or concurrent with such termination Canopy pays a termination fee.

The Purchase Agreement provides that Canopy must pay CBG a termination fee of varying amounts if the Purchase Agreement is terminated pursuant to a Termination Fee Event (as defined in the Purchase Agreement). The Transaction is projected to be consummated during the fourth calendar quarter of 2018.

Amended and Restated Investor Rights Agreement

The Purchase Agreement contemplates that Greenstar, CBG and Canopy will enter into an Amended and Restated Investor Rights Agreement (the “A&R IRA”) on the Closing Date, which will amend the Investor Rights Agreement, dated November 2, 2017, between Greenstar and Canopy, pursuant to which, the Canopy Board will be increased from five directors to seven directors, of which CBG will have the right to designate four nominees (the “CBG Nominees”) for election or appointment to the Canopy Board so long as the CBG Group (as defined in the A&R IRA) continues to hold at least the Target Shares (as defined below). In the event that the CBG Group no longer holds the Target Shares, CBG will be entitled to designate a number of CBG Nominees that represents its proportionate share of the number of directors comprising the Canopy Board (rounded up to the next whole number) based on its percentage ownership of outstanding Canopy common shares. “Target Shares” means that number of common shares that satisfies the following two conditions: (i) 117,208,056 common shares, subject to certain adjustments; and (ii) the number of common shares and warrants that represents 28.2% of the outstanding Canopy common shares.

The A&R IRA will provide that so long as the CBG Group continues to hold at least the Target Shares, the Canopy Board will not: (i) propose or resolve to change the size of the Board, except where otherwise required by law, or with the consent of CBG; or (ii) present a slate of Canopy nominees to the shareholders of Canopy for election to the Board that is greater than or fewer than seven directors. The A&R IRA will also provide CBG certain rights subject to certain conditions, including, among others, approval rights for certain transactions, pre-emptive rights, registration rights, and top-up rights. In addition, the A&R IRA will provide that, subject to certain conditions, so long as the CBG Group continues to hold at least the Target Shares, the CBG Group will adhere to certain non-competition restrictions including that: (y) Canopy will be its exclusive strategic vehicle for cannabis products of any kind anywhere in the world; and (z) Canopy will be presented exclusively all Cannabis Opportunities (as defined in the A&R IRA). Further, the CBG Group will agree, for a limited period of time, to certain post-termination, non-competition restrictions, which include not pursuing any other Cannabis Opportunities and not directly or indirectly participating in a competing business of Canopy anywhere in the world.

The A&R IRA will terminate upon the earlier of: (i) the mutual consent of the parties; (ii) the date on which the CBG Group owns less than 33,000,000 common shares of Canopy; (iii) the date of a non-appealable court order terminating the A&R IRA under certain circumstances as set forth in the A&R IRA; and (iv) after notice by Canopy, any time the CBG Group no longer holds at least the Target Shares, the non-compete provisions no longer apply to CBG and the CBG Group has engaged in certain competitive activities for a period of 30 consecutive days following notice.

The above descriptions of the Purchase Agreement and the agreements attached thereto as exhibits, including the forms of warrants and the form of the Amended and Restated Investor Rights Agreement, are qualified in their entirety by the terms of the Purchase Agreement (and such forms of agreements attached thereto as exhibits) which is attached hereto as Exhibit 2.1, and incorporated herein by reference. The Purchase Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Constellation, CBG, Canopy, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Constellation, CBG, Canopy or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Constellation.

Financing

Constellation plans to finance the purchase price for the Purchased Interest and other costs related to the Transaction with available cash and proceeds from a combination of debt financings including new term loans (as contemplated in the term facilities commitment letter described below) and the issuance of one or more series of senior notes or debt securities. Pursuant to the Bridge Commitment Letter and Bridge Credit Agreement (as such terms are defined below), Bank of America, N.A. has committed to make loans sufficient to finance the Transaction and related costs.

Voting Agreements

CBG has entered into voting agreements with certain shareholders of Canopy, pursuant to which each shareholder has agreed to vote its common shares in favor of the Transaction and CBG nominees at the Canopy shareholder meeting on the terms and subject to the conditions set out in the voting agreements.

Bridge Facility Commitment Letter

To provide certainty of financing to fund the purchase price for the Purchased Interest and the other related costs of the Transaction, on August 14, 2018, Constellation entered into a bridge facility commitment letter (the “Bridge Commitment Letter”) pursuant to which Bank of America, N.A. (the “Initial Lender”) committed to provide a senior unsecured 364-day term loan facility (the “Bridge Credit Agreement”) in an aggregate principal amount of C$5,078,700,000 (the “Bridge Loan”) to finance the Transaction.

The Bridge Loan must be borrowed in a single draw, if at all, in connection with the closing of the Transaction. On or prior to the Closing Date, the aggregate commitments under the Bridge Credit Agreement shall be permanently reduced and after the Closing Date, the Bridge Loan shall be prepaid, in each case, dollar-for-dollar, by: (i) net cash proceeds actually received by Constellation or any of its subsidiaries from all non-ordinary course asset sales or other dispositions of property subject to certain exceptions set forth in the Bridge Credit Agreement; (ii) the committed amount of any term loan facility entered into for the purpose of financing the Transaction; (iii) net cash proceeds actually received by Constellation or any of its subsidiaries from any incurrence of debt for borrowed money subject to certain exceptions set forth in the Bridge Credit Agreement; and (iv) net cash proceeds received by Constellation from the issuance of equity securities subject to certain exceptions set forth in the Bridge Credit Agreement. The commitment to make the Bridge Loan expires on the earliest of: (x) April 1, 2019; (y) the termination of the Purchase Agreement prior to the closing of the Transaction or the date that Constellation notifies Bank of America, N.A., as administrative agent (the “Administrative Agent”), that it has abandoned the Transaction; and (z) the receipt by the Administrative Agent from Constellation of notice to terminate the commitments in full.

The obligation to make the Bridge Loan is subject to limited conditions, including: (i) the delivery of certain financial statements of Constellation and Canopy; (ii) the delivery of certain customary documentation; (iii) certain limited representations and warranties made by Constellation being true and correct in all material respects on the Closing Date; (iv) the delivery of a certificate attesting to the solvency of Constellation and its subsidiaries, taken as a whole; (v) Constellation having paid all fees and expenses due to the lenders to be party to the Bridge Credit Agreement (the “Banks”) and the arranger in connection with financing activities relating to the Transaction; (vi) the execution of the Guarantee Agreement (as defined below) by the Guarantors (as defined below); (vii) delivery of a certification regarding beneficial ownership required by the arranger; and (viii) other various customary closing conditions.

The Bridge Loan will bear interest at a rate per annum equal to the Canadian Prime Rate (as defined below) or at the CDOR Rate (as defined below), in each case plus the Applicable Margin (as defined below). The Canadian Prime Rate is the higher of: (i) the rate of interest that the Administrative Agent announces from time to time as its prime lending rate for loans made in Canadian dollars to Canadian customers; and (ii) the average CDOR Rate for a 30-day term plus 1.00% per annum. The CDOR Rate is the rate per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which is approved by the Administrative Agent. The Applicable Margin is adjustable based upon the length of time that the Bridge Loan is outstanding and the public credit rating of Constellation’s senior unsecured long-term debt, and is between 0.875% and 2.250% for Eurodollar loans (i.e, loans bearing interest at the CDOR Rate) and between 0.0% and 1.250% for Canadian Prime Rate loans. During the continuance of an event of default, the Banks may, at their option and by notice to Constellation, declare that the Bridge Loan will bear interest for the remainder of the applicable interest period at the rate otherwise applicable to such loan plus 2% per annum.

Constellation will be required to pay a fee (the “Duration Fee”), for the ratable benefit of the Banks, in an amount equal to: (i) 0.50% of the aggregate principal amount of the Bridge Loan outstanding on the date which is 90 days after the Closing Date; (ii) 0.75% of the aggregate principal amount of the Bridge Loan outstanding on the date which is 180 days after the Closing Date; and (iii) 1.00% of the aggregate principal amount of the Bridge Loan outstanding on the date which is 270 days after the Closing Date. In addition, Constellation is required to pay to the Administrative Agent, for the account of each Bank, a ticking fee (the “Ticking Fee”) that will accrue at a per annum rate equal to 0.11% of the aggregate amount of the unfunded commitments (as determined on a daily basis) during the period from and including the date that is 90 days after the date of the Bridge Commitment Letter to, but excluding, the Closing Date or earlier termination in full or expiration in full of such commitments. The Ticking Fee is payable to the Administrative Agent on the earlier of: (y) the termination in full or expiration in full of the commitments; and (z) the Closing Date.

The Bridge Loan will mature on the date that is 364 days after the Closing Date. Constellation may prepay the Bridge Loan at any time without premium or penalty, except that any prepayment of CDOR advances other than at the end of the applicable interest periods shall be made with reimbursement for any funding losses and redeployment costs of the Banks.

The Bridge Credit Agreement sets forth certain representations and warranties of Constellation to the Administrative Agent, Initial Lender and the Banks. Constellation and its subsidiaries are also subject to covenants that are contained in the Bridge Credit Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness) by subsidiaries that are not guarantors, additional liens, mergers and consolidations, transactions with affiliates, and sale and leasebacks, in each case subject to numerous conditions, exceptions and thresholds, however certain affirmative and negative covenants are effective only from and after the Closing Date. Constellation is also subject to certain financial covenants. From the last day of the first fiscal quarter ending after the Closing Date, Constellation will be required to maintain a minimum interest coverage ratio of 2.50 to 1.00 and a maximum total net leverage ratio of 5.25 to 1.00.

The Bridge Credit Agreement provides for specified events of default, some of which provide for grace periods, including failure to pay any principal or interest when due, any representation or warranty made by Constellation proving to be incorrect in any material respect, failure to comply with financial and negative covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting Constellation or its subsidiaries, monetary judgment defaults, customary ERISA defaults, changes of control, and the seizure of any property on the grounds that the property has been used to commit a criminal offence under the Controlled Substances Act as determined by a court of competent jurisdiction by final and non-appealable judgment. In the event of a default, the Administrative Agent may, and at the request of the requisite number of Banks must, declare all obligations under the Bridge Credit Agreement immediately due and payable. For certain events of default related to insolvency and receivership, all outstanding obligations of Constellation will become immediately due and payable. An event of default (other than an event of insolvency) will not provide a basis for the Initial Lender to cancel its commitments to make the Bridge Loan or to fund the Bridge Loan if the closing conditions are satisfied.

The Initial Lender may assign all or a portion of its commitment under the Bridge Commitment Letter to one or more permitted assignees subject to certain conditions.

The obligations under the Bridge Credit Agreement will be guaranteed by certain subsidiaries of Constellation (the “Guarantors”) pursuant to a Guarantee Agreement (the “Guarantee Agreement”). The Guarantors to the Bridge Credit Agreement will be the same subsidiaries that guarantee the obligations under Constellation’s existing Seventh Amended and Restated Credit Agreement, dated as of August 10, 2018, among Constellation, CB International Finance S.à r.l., an indirect wholly owned subsidiary of Constellation organized under the laws of Luxembourg, Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto (the “2018 Credit Agreement”) at the time the Bridge Credit Agreement is entered into. Each of the Guarantors will unconditionally and irrevocably guarantee to the Administrative Agent, for the ratable benefit of the Banks, the prompt and complete payment and performance of the indebtedness and other monetary obligations of Constellation under the Bridge Credit Agreement.

The Administrative Agent and their affiliates, and certain of the Banks that would be anticipated to sign the Bridge Credit Agreement, have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. Also, the Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Banks and their affiliates. In addition, one of the Banks is the trustee under an indenture for certain of the Company’s outstanding notes. We further note that certain of the Banks or their affiliates and affiliates of the Administrative Agent are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands.

The above description of the Bridge Commitment Letter and Bridge Credit Agreement is qualified in its entirety by the terms of the Bridge Commitment Letter and Bridge Credit Agreement, which are attached hereto as Exhibit 4.1 and incorporated herein by reference.

Term and Revolving Facilities Commitment Letters

In addition, on August 14, 2018, Constellation entered into a term facilities commitment letter and a revolving facilities commitment letter with Bank of America, N.A. in connection with a proposed: (i) new three-year, senior unsecured term loan credit facility in an aggregate principal amount of up to $500,000,000 (the “Three-Year Term Facility”); (ii) new five-year senior, unsecured term loan credit facility in an aggregate principal amount of up to $1,000,000,000 (the “Five-Year Term Facility” and, together with the Three-Year Term Facility, the “Term Facilities”); and (iii) increase in the revolving facilities in the aggregate amount of commitments from $1,500,000,000 to $2,000,000,000 (the “Revolving Facilities”).

In connection with the Term Facilities, Bank of America, N.A has committed to provide $500,000,000 of the principal amount of the Term Facilities (allocated ratably between the Three-Year Term Facility and the Five-Year Term Facility) and act as administrative agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as lead arranger. The commitment on the Term Facilities is subject to customary conditions and the receipt of commitments from other lenders of not less than $250,000,000 of aggregate principal amount for the Three-Year Term Facility and $750,000,000 of aggregate principal amount for the Five-Year Term Facility.

In connection with the Revolving Facilities, Bank of America, N.A has committed to provide $210,000,000 of the principal amount of the Revolving Facilities and act as administrative agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as lead arranger. It is intended that the Revolving Facilities will be used to refinance in full Constellation’s existing revolving facilities under the 2018 Credit Agreement and increase the aggregate amount of commitments under the Revolving Facilities to $2,000,000,000. The Revolving Facilities will mature on the date that is five years following the effective date of the Revolving Facilities. The commitment on the Revolving Facilities is subject to customary conditions and the receipt of commitments from other lenders of not less than $1,790,000,000 of the aggregate principal amount of the Revolving Facilities.

The Term Facilities and Revolving Facilities may be combined into one credit agreement that amends and restates the 2018 Credit Agreement and/or one or more separate credit agreements.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

                                 Registrant.

See the information under the captions “Bridge Facility Commitment Letter” and “Term and Revolving Facilities Commitment Letters” in Item 1.01 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Subscription Agreement, dated as of August 14, 2018, by and between CBG Holdings LLC and Canopy Growth Corporation, including, among other things, a form of the Amended and Restated Investor Rights Agreement.*

4.1	Bridge Facility Commitment Letter, dated as of August 14, 2018, between Constellation Brands, Inc. and Bank of America, N.A., including a form of Bridge Credit Agreement.

* The disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constellation Brands agrees to furnish supplementally a copy of such disclosure schedules, or any section thereof, to the SEC upon request.

INDEX TO EXHIBITS

Exhibit No.	Description

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

(2.1)	Subscription Agreement, dated as of August 14, 2018, by and between CBG Holdings LLC and Canopy Growth Corporation, including, among other things, a form of the Amended and Restated Investor Rights Agreement (filed herewith).*

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Bridge Facility Commitment Letter, dated as of August 14, 2018, between Constellation Brands, Inc. and Bank of America, N.A., including a form of Bridge Credit Agreement (filed herewith).

* The disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constellation Brands agrees to furnish supplementally a copy of such disclosure schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer